Exhibit 99.1

Mediacom Broadband LLC and Mediacom LLC Report

Results for First Quarter 2015

Mediacom Park, NY – May 5, 2015 – MEDIACOM BROADBAND LLC AND MEDIACOM LLC, wholly-owned subsidiaries of Mediacom Communications Corporation, today each reported unaudited financial and operating highlights for the three months ended March 31, 2015.

Mediacom Broadband LLC*

•	Revenues were $240.0 million, reflecting a 3.2% increase from the prior year period

•	Operating income before depreciation and amortization (“OIBDA”) was $91.2 million, reflecting a 1.2% increase from the prior year period

•	Free cash flow of $30.1 million, compared to $31.3 million in the prior year period

•	Net quarterly increase of 26,000 primary service units (“PSUs”), compared to a net increase of 11,000 PSUs in the prior year period

Mediacom LLC*

•	Revenues were $180.0 million, reflecting a 2.4% increase from the prior year period

•	Adjusted OIBDA was $71.8 million, reflecting a 2.0% increase from the prior year period

•	Free cash flow of $28.0 million, compared to $22.8 million in the prior year period

•	Net quarterly increase of 14,000 PSUs, compared to a net increase of 4,000 PSUs in the prior year period

About Mediacom

Mediacom Communications Corporation is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities in the United States, with a significant customer concentration in the Midwestern and Southeastern regions. Mediacom Communications offers a wide array of information, communications and entertainment services, including video, high-speed data and phone, and provides innovative broadband communications solutions through its Mediacom Business division that can be tailored to any size business. Mediacom Communications sells advertising and production services through its OnMedia division. More information about Mediacom Communications is available at www.mediacomcc.com.

Contacts:

Investor Relations	Media Relations

Jack P. Griffin	Thomas J. Larsen
Senior Director, Corporate Finance	Group Vice President, Legal and Public Affairs
(845) 443-2654	(845) 443-2754

*	See Table 7 for information regarding our use of non-GAAP measures and definitions of OIBDA, Adjusted OIBDA and free cash flow.

TABLE 1*

Mediacom Broadband LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014	YoY% Change
Video	$113,370	$113,485	(0.1%)
High-speed data	70,601	64,759	9.0%
Phone	15,232	15,849	(3.9%)
Business services	30,598	27,505	11.2%
Advertising	10,152	10,955	(7.3%)

Total revenues	$239,953	$232,553	3.2%
Service costs	(100,225)	(93,990)	6.6%
SG&A expenses	(43,775)	(44,102)	(0.7%)
Management fees	(4,750)	(4,300)	10.5%

OIBDA (a)	$91,203	$90,161	1.2%
Cash interest expense (a)	(22,164)	(21,642)	2.4%
Capital expenditures (b)	(34,410)	(32,742)	5.1%
Dividend to preferred members	(4,500)	(4,500)	—

Free cash flow (a)	$30,129	$31,277	(3.7%)

OIBDA margin (c)	38.0%	38.8%

	March 31, 2015	March 31, 2014
Video customers	502,000	524,000
High-speed data (“HSD”) customers	581,000	546,000
Phone customers	225,000	210,000

Primary service units (“PSUs”)	1,308,000	1,280,000

Video customer increases (declines)	2,000	(4,000)
HSD customer increases	17,000	12,000
Phone customer increases	7,000	3,000

Quarterly PSU increases	26,000	11,000

Customer relationships (d)	719,000	714,000

Average total monthly revenue per:
PSU (e)	$61.76	$60.82
Customer relationship (f)	$111.94	$108.87

	March 31, 2015	March 31, 2014
Bank credit facility	$1,422,000	$1,363,000
5 1⁄2% senior notes due 2021	200,000	200,000
6 3⁄8% senior notes due 2023	300,000	300,000

Total debt	$1,922,000	$1,863,000

Total leverage ratio (g)	5.27x	5.17x
Interest coverage ratio (h)	4.11x	4.17x

*	See Tables 3 and 5.

TABLE 2*

Mediacom LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014	YoY% Change
Video	$86,291	$86,946	(0.8%)
High-speed data	57,443	53,346	7.7%
Phone	13,541	14,330	(5.5%)
Business services	19,583	17,676	10.8%
Advertising	3,186	3,441	(7.4%)

Total revenues	$180,044	$175,739	2.4%
Service costs	(80,644)	(76,648)	5.2%
SG&A expenses	(28,844)	(30,021)	(3.9%)
Management fees	(3,250)	(3,200)	1.6%

OIBDA (a)	$67,306	$65,870	2.2%
Investment income from affiliate	4,500	4,500	—

Adjusted OIBDA (a)	$71,806	$70,370	2.0%
Cash interest expense (a)	(15,256)	(22,965)	(33.6%)
Capital expenditures (b)	(28,580)	(24,626)	16.1%

Free cash flow (a)	$27,970	$22,779	22.8%

Adjusted OIBDA margin (i)	39.9%	40.0%

	March 31, 2015	March 31, 2014
Video customers	389,000	413,000
High-speed data (“HSD”) customers	460,000	438,000
Phone customers	186,000	180,000

Primary service units (“PSUs”)	1,035,000	1,031,000

Video customer declines	(1,000)	(4,000)
HSD customer increases	11,000	7,000
Phone customer increases	4,000	1,000

Quarterly PSU increases	14,000	4,000

Customer relationships (d)	578,000	577,000

Average total monthly revenue per:
PSU (e)	$58.38	$56.93
Customer relationship (f)	$104.65	$101.70

	March 31, 2015	March 31, 2014
Bank credit facility	$988,000	$862,000
9 1⁄8% senior notes due 2019	—	350,000
7 1⁄4% senior notes due 2022	250,000	250,000

Total debt	$1,238,000	$1,462,000

Total leverage ratio (g)	4.31x	5.19x
Interest coverage ratio (h)	4.71x	3.06x

*	See Tables 4 and 6.

TABLE 3

Mediacom Broadband LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Free cash flow	$30,129	$31,277
Capital expenditures	34,410	32,742
Dividend to preferred members	4,500	4,500
Other expense, net	(218)	(404)
Changes in assets and liabilities, net	8,893	14,416

Net cash flows provided by operating activities	$77,714	$82,531

OIBDA	$91,203	$90,161
Depreciation and amortization	(35,563)	(39,013)

Operating income	$55,640	$51,148

Cash interest expense	$22,164	$21,642
Amortization of deferred financing costs	1,738	1,319

Interest expense, net	$23,902	$22,961

TABLE 4

Mediacom LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Free cash flow	$27,970	$22,779
Capital expenditures	28,580	24,626
Other expense, net	(229)	(381)
Changes in assets and liabilities, net	(3,431)	(29,696)

Net cash flows provided by operating activities	$52,890	$17,328

Adjusted OIBDA	$71,806	$70,370
Investment income from affiliate	(4,500)	(4,500)

OIBDA	$67,306	$65,870
Depreciation and amortization	(29,396)	(28,731)

Operating income	$37,910	$37,139

Cash interest expense	$15,256	$22,965
Amortization of deferred financing costs	722	937

Interest expense, net	$15,978	$23,902

TABLE 5

Mediacom Broadband LLC

Capital Expenditures

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Customer premise equipment	$21,197	$16,846
Enterprise networks	2,419	2,851
Scalable infrastructure	3,715	6,889
Line extensions	1,303	1,578
Upgrade / rebuild	3,224	3,079
Support capital	2,552	1,499

Total capital expenditures	$34,410	$32,742

TABLE 6

Mediacom LLC

Capital Expenditures

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Customer premise equipment	$16,495	$14,740
Enterprise networks	1,284	1,538
Scalable infrastructure	4,282	3,476
Line extensions	1,278	616
Upgrade / rebuild	3,484	3,044
Support capital	1,757	1,212

Total capital expenditures	$28,580	$24,626

TABLE 7

Use of Non-GAAP Financial Measures

“OIBDA,” “Adjusted OIBDA,” “cash interest expense” and “free cash flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define OIBDA as operating income before depreciation and amortization and Adjusted OIBDA as OIBDA plus investment income from affiliate. We define cash interest expense as interest expense, net, less amortization of deferred financing costs. For Mediacom Broadband LLC, we define free cash flow as OIBDA less capital expenditures, cash interest expense and dividends to preferred members. For Mediacom LLC, we define free cash flow as Adjusted OIBDA less capital expenditures and cash interest expense. OIBDA, Adjusted OIBDA, cash interest expense and free cash flow have inherent limitations as discussed below.

OIBDA and Adjusted OIBDA are some of the primary measures used by management to evaluate our performance and to forecast future results. We believe OIBDA and Adjusted OIBDA are useful for investors because they enable them to assess our performance in a manner similar to the methods used by management, and provide measures that can be used to analyze our value and evaluate our performance compared to other companies in the cable industry. A limitation of OIBDA and Adjusted OIBDA, however, is that they exclude depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. OIBDA and Adjusted OIBDA may not be comparable to similarly titled measures used by other companies, which may have different depreciation and amortization policies, and are key components in our covenant calculations.

Free cash flow is used by management to evaluate our ability to repay debt and facilitate the growth of our business with internally generated funds. A limitation of free cash flow, however, is that it may be affected by the timing of our capital spending. We believe free cash flow is useful for investors as it provides an additional measure that can be used to analyze our value and evaluate our performance compared to other companies in the cable industry. Free cash flow may not be comparable to similarly titled measures reported by other companies.

OIBDA, Adjusted OIBDA and free cash flow should not be regarded as alternatives to operating income or net income as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to OIBDA and Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to free cash flow.

Cash interest expense excludes the amortization of financing costs which were paid upon the financing of the relevant debt. We believe cash interest expense is useful for investors because it enables them to assess our cost of debt for the current period without including the amortization of financing costs that were previously paid. We believe interest expense, net, is the most directly comparable GAAP financial measure to cash interest expense.

For reconciliations of OIBDA, Adjusted OIBDA, cash interest expense and free cash flow to their most directly comparable GAAP financial measures, see Tables 3 and 4.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs with respect to future events and our future financial performance. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Significant factors that may cause such differences to occur include, but are not limited to: increased levels of competition; greater than anticipated programming and other service costs; our ability to generate sufficient cash flow to meet our debt service obligations; and other risks and uncertainties discussed in the most recent Annual Reports on Form 10-K for each of Mediacom Broadband LLC and Mediacom LLC. We disclaim any obligation to update any forward-looking statements contained herein, except as required by applicable federal securities laws.

NOTES:

(a)	See Table 7 for information about our use of Non-GAAP financial measures.
(b)	Capital expenditures exclude changes in accrued property, plant and equipment, which represented a cash use of $0.1 million and a cash source of $0.6 million at Mediacom Broadband LLC and Mediacom LLC, respectively, during the three months ended March 31, 2015, and cash sources of $4.3 million and $1.8 million at Mediacom Broadband LLC and Mediacom LLC, respectively, during the three months ended March 31, 2014.
(c)	Represents OIBDA as a percentage of total revenues.
(d)	Represents the total number of customers that receive at least one service, without regard to which service(s) customers purchase.
(e)	Represents average total monthly revenues for the quarter divided by average PSUs for such quarter.
(f)	Represents average total monthly revenues for the quarter divided by average customer relationships for such quarter.
(g)	For Mediacom Broadband LLC, represents total debt at quarter end divided by annualized OIBDA for the quarter. For Mediacom LLC, represents total debt at quarter end divided by annualized Adjusted OIBDA for the quarter.
(h)	For Mediacom Broadband LLC, represents OIBDA divided by cash interest expense for the quarter. For Mediacom LLC, represents Adjusted OIBDA divided by cash interest expense for the quarter.
(i)	Represents Adjusted OIBDA as a percentage of total revenues.